UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 18, 2020

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway	Fort Myers	Florida	33966
(Address of Principal Executive Offices)			(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CHS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Chico’s FAS, Inc. (the “Company”) and certain of its domestic subsidiaries are parties to a credit agreement, dated August 2, 2018, with Wells Fargo Bank, National Association and certain lenders party thereto (the “Credit Agreement”).  The Credit Agreement provides for a five-year asset-based senior secured revolving loan and letter of credit facility of up to $200 million, maturing August 2, 2023. In addition, during the term of the Credit Agreement, the Company may increase the commitments under the Credit Agreement by up to an additional $100 million, subject to customary conditions, including obtaining the agreements from the lenders to provide such commitment increase. The material terms of the Credit Agreement are described in (i) the “Liquidity and Capital Resources” section of the Company’s Form 10-K for the fiscal year ended February 1, 2020 filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2020 and (ii) the Company’s Form 8-K filed with the SEC on August 3, 2018, which descriptions are incorporated by reference herein.

As of February 1, 2020, the Company had $42.5 million in net borrowings under the Credit Agreement. On March 18, 2020, the Company borrowed an additional $106.5 million under the Credit Agreement, resulting in $51 million available for additional borrowings under the Credit Agreement, in addition to the potential additional $100 million amount noted above.

The Company notes this borrowing under the Credit Agreement is a proactive measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the coronavirus (COVID-19) outbreak. In accordance with the terms of the Credit Agreement, the proceeds from the Credit Agreement borrowings may be used for working capital, capital expenditures or general corporate purposes.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This report may contain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance.
These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as "will," "should," "expects," "believes," "anticipates," "plans," "intends," "estimates," "approximately," "our planning assumptions," "future outlook," and similar expressions. Except for historical information, matters discussed in such statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, we cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, changes in the general economic and business environment; changes in the general or specialty retail or apparel industries, including the extent of the market demand and overall level of spending for women's private branded clothing and related accessories; the availability of quality store sites; the effectiveness of our brand strategies, awareness and marketing programs; the ability to successfully execute and achieve the expected results of our business strategies and particular strategic initiatives (including, but not limited to, the Company's revised organizational structure, retail fleet optimization plan and three operating priorities which are driving stronger sales through improved product and marketing; optimizing the customer journey by simplifying, digitizing and extending the Company's unique and personalized service; and transforming sourcing and supply chain operations to increase product speed to market and improve quality), sales initiatives and multi-channel strategies; customer traffic; our ability to appropriately manage our inventory and allocation processes; our ability to leverage inventory management and targeted promotions; the successful recruitment of leadership and the successful integration of new members of our senior management team; uncertainties regarding future unsolicited offers to buy the Company and our ability to respond effectively to them as well as to actions of activist shareholders and others; changes in the political environment that create consumer uncertainty; the risk that our investments in merchandise or marketing initiatives may not deliver the results we anticipate; significant changes to product import and distribution costs (such as unexpected consolidation in the freight carrier industry, and the ability to remain competitive with customer shipping terms and costs pertaining to product deliveries and returns); the impact of the coronavirus (COVID-19) on our business, including from temporary store closures and our supply chain; new or increased taxes or tariffs (particularly with respect to China) that could impact, among other things, our sourcing from foreign suppliers; significant shifts in consumer behavior; and those other factors described in Item 1A, "Risk Factors" and in the "Forward-Looking Statements" disclosure in Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our latest annual report on Form 10-K and in other reports we file with or furnish to the Securities and Exchange Commission. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: March 20, 2020	By:
/s/ David M. Oliver
David M. Oliver, Interim Chief Financial Officer and Senior Vice President, Controller

Amendment Flag	false
Entity Central Index Key	0000897429